CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Western Asset Funds, Inc.—Western Asset Macro Opportunities Fund (the “Registrant”), each certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2019 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Western Asset Funds, Inc. – Western Asset Macro Opportunities Fund	Principal Financial Officer Western Asset Funds, Inc. – Western Asset Macro Opportunities Fund

/s/ Jane Trust Jane Trust	/s/ Richard F. Sennett Richard F. Sennett

Date: June 20, 2019	Date: June 20, 2019

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.